Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-198281 on Form S-8 of C1 Financial, Inc. and Registration Statement No. 333-208877 on Form S-4 of Bank of the Ozarks, Inc. of our report dated February 19, 2016 with respect to the consolidated financial statements of C1 Financial, Inc., which report appears in this Annual Report on Form 10-K of C1 Financial, Inc. for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

February 19, 2016